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IPO Edge Fireside Chat with Jonathan Wilk, Adam Lowe, and Dr. Don Basile

December 13, 2021

Jarrett Banks:

Hello, and welcome to another IPO Edge Fireside Chat. I'm your host Jarrett Banks, editor at large here at IPO Edge joined by my colleague, Alexandra Lane, our multimedia editor. We have an exciting event for you today with the CEO and CIO of CompoSecure, a leader in premium payment cards and a provider of cryptocurrency and digital asset storage and security solutions and the chairman and co-CEO of Roman DBDR Tech acquisition corp, a SPAC under the NASDAQ ticker DBDR, and we're going to get into it with them in just a minute, but first is the housekeeping. The great thing about these events is that the audience members can ask questions to our esteemed guests, and you can do that by submitting them through the Zoom portal right here, or by emailing editor@IPO-edge.com. And if you can't see the entire event or you've missed part of it, a replay will be available at IPO-edge.com about an hour after the live event here. And so, before we bring on our first guest, let's watch a quick video to see what CompoSecure is all about.

Quick Intro Video:

This is Arculus. It turns your phone into a vault for your digital assets. It uses three factor authentication. So without these, nobody's getting in. That's it. No special device charging or verifications, no tiny keypads or buttons, just one tap access to an intuitive, easy to use dashboard that lets me buy, swap, send, and receive top cryptocurrencies. Arculus, your keys, your crypto.

Jarrett Banks:

Okay, fantastic. And so without further ado, I'm going to bring in my first guess Dr. Don Basile, who is, again, the CEO of the SPAC DBDR. Don, how are you?

Dr. Don Basile:

Thank you, Jarrett. I'm doing great. Thank you so much for having us on. I just wanted to give a few open remarks, an introduction to the company and what we found so compelling about this opportunity that we chose as a SPAC merger partner. Three things I want to really highlight. First of all, CompoSecure is already a world class platform. It has blue chip customers, it's predictable growing revenue stream that's highly profitable and in itself has a high growth potential. Second, we have an outstanding management team led by Jon Wilk, the CEO, and Adam Lowe, the CIO. They're going to talk to you over the next little bit of time, tell you really deeply about the company and the solutions, but in addition to that great company, bringing our background for 20 plus years in Silicon Valley and entrepreneurship, we found a way to springboard and leverage the company's core capabilities in manufacturing and cryptography and security into this emerging digital asset revolution. And we believe this will become a premier platform as this new digital asset and crypto market explodes before us. So with that introduction, let me turn it over back to you.

Jarrett Banks:

Thanks very much, Don. And before we bring on the rest of our guests, I just want to remind everyone that there is a vote coming up, as you can see here on the screen, December 23rd at 10:00 AM, and there is a website there. We do encourage everyone who owns shares of DBDR to vote, and please take note of that and we'll bring this up a little bit later in the broadcast as well. Okay, great. So let's bring on the CEO and president of CompoSecure, Jon Wilk. Jon, welcome.

Jon Wilk:

Thanks, Jarrett.

Jarrett Banks:

As well as the CIO of CompoSecure, Adam Lowe, and I'm going to let my colleague Alexandra take it from here. Take it away, Alexandra.

Alexandra Lane:

Thanks, Jarrett. Great to have you gentlemen with us. First of all, I want to ask this question to Jon. Can you give us kind of a 10,000 foot view of the so-called premium and bespoke metal card manufacturing industry?

Jon Wilk:

Sure. So we've got an existing business that's been around for 20 years at this point. We're not a startup, and we've grown that business. I've been here five years. We've grown the business from roughly 80 million in revenue to 265 million in revenue during that time. The business will throw off 120 million in EBITDA this year, highly profitable, great cash flow, with EBITDA margins north of 40%. And we've got a stable of clients, traditional banks like JP Morgan, American Express, Capital One with some leading co-brands and some leading FinTech companies across the globe.

Alexandra Lane:

Yeah, that's fantastic. It's really interesting to see in our world of software and software as a service, all of these aspects of our lives that are in the cloud, so to speak, how important hardware still is to a lot of our financial banking realities. Can you speak to kind of the proprietary technology that is offered in the metal cards that you have manufactured before?

Jon Wilk:

Sure. At the end of the day, we partner with our banking and FinTech clients to help them grow their customer base and drive increased spending in their business. And we do that by using a premium form factor combined with the value propositions that they develop, which are extraordinary. And we bring that together into something that consumers find compelling. So the demand out there for metal cards we have seen is continuing to grow over time. And it's actually expanding from what used to just be the affluent market to the mass affluent, and beyond that today to the upper end of the mass market as well.

Alexandra Lane:

Yeah, it's a really fascinating aspect of banking. I can see behind you in your background, the Chase Sapphire card prominently displayed. Jarrett and I were actually talking a little bit earlier about how there's a case study that we studied in business school about the Chase Sapphire card and how iconic it has been as part of this kind of millennial identity, how there's such a proprietary offering with the technology inside of it. And can you just speak to how it has become such a phenomenon?

Jon Wilk:

Sure. Whether it's the Chase Sapphire example or some of the American Express examples, you're dealing with iconic brands, and they have used our products in partnership with extraordinary value propositions that they delivered to their customers. And yes, we have seen at times the form factor itself take off in a way where we'll see consumers posting videos of themselves unboxing the cards, which helps lead to word of mouth excitement from consumers to each other. People who are out to dinner, dropping cards on the table, people are looking at each other's cards over time, and I think that was all part of the phenomena that has emerged.

Alexandra Lane:

Yes. I know I'm even just kind of taking a peek at that case study right now talking about one of the defining characteristics of the card is its weight and how it kind of gives the consumer that notion of status or feeling like this coolness factor and kind of what I want to get into how that plays into Arculus, obviously. So maybe this is more now a question for Jon, but how is Arculus contributing to the scale and security know-how of this manufacturing phenomenon, I suppose?

Jon Wilk:

So let me talk for a minute just about-

Alexandra Lane:

Sure.

Jon Wilk:

How we got from where we are to where we're going, and then we'll talk with Adam a little bit more about how we've leveraged that expertise.

Alexandra Lane:

Whatever you want.

Jon Wilk:

So, our history is in security, chip technology, cryptography, that's helped us get to where we are today. We've got a manufacturing business that we have scaled up and it's highly profitable and we're leveraging all of those strengths to build a new product we call Arculus that Adam and his team have developed, which at its core, is a three factor authentication solution that we think has applicability in the crypto space, but also outside of crypto in core financial services, for FinTechs, for gaming companies, gambling companies, and other verticals as well.

Alexandra Lane:

A ton of market potential for sure. So tell us a bit about what this three factor authentication... Or authentication, sorry about that - authentication process is.

Jon Wilk:

Adam?

Adam Lowe:

Absolutely. So Arculus uses three FA and what we specifically use is something you have, which is your Arculus card, which contains your private keys for your crypto, something you are, which is your biometric, and something you know, which is your pin. And those three independent security factors really are what allow Arculus to keep your digital identity secure. Because at the end of the day, Arculus, as Jon said, is not just about crypto. It really is a fundamental hardware security device that keeps your digital assets and digital identities safe. So as we like to say, you trust a physical key to the padlock for your home. You should trust a digital key for your digital identity, right? Passwords are nothing but a shared secret, and if you've ever shared a secret with someone, you know that that's a problem.

Alexandra Lane:

Absolutely. I think we learned that lesson back in grade school. Tell us about this notion of Arculus, you describe it as kind of a digital cold storage wallet. It might be important for... I mean, at least someone like myself, I had to really understand that this is not... Correct me if I'm wrong, a storage unit, it's a security key.

Adam Lowe:

Yep, absolutely. So a lot of users when they're starting their crypto journey start with what's called a hot wallet. So a centralized exchange keeps hold of your keys and custodies your crypto. Individual crypto is always going to live on the blockchain. It really comes down to who holds your keys, centralized exchange or other custodian or you. So Arculus is a completely offline hardware solution that allows you to hold your digital keys in your hand. And that way, every time you want to access your crypto and send it somewhere, you simply tap your card to the back of the phone and it signs that transaction. So your keys are literally in your hand and you're controlling your own destiny with your

Arculus card.

Alexandra Lane:

Yes, and can you describe or speak to... Jon had just mentioned a little bit earlier about the market potential, but let's maybe paint a bigger picture of what these kind of unlimited end user cases could be in the future.

Adam Lowe:

Sure. So, I'll start and Jon can add on. I think the easiest example is traditional banking, where you could use Arculus to simply tap and digitally sign in with your digital key rather than a password, there's gaming and other applications. Jon?

Jon Wilk:

Yeah. So when we think about starting with crypto, the market is huge, right? When we started this process, there were 70 to 80 million users for digital wallets in the crypto space. The market projections had that growing to 200 million over the next five years. We believe that's actually happened over the last seven months in terms of the number of people that are coming into this space. Second, we've seen an explosion of NFTs or non fungible tokens. And those, similar to crypto, we think need an additional level of security using a hardware solution. So think about those sort of in the sweet spot of the core of what we're talking about today. Adam's example in financial services of locking down your investment account or your bank account so that you would use the same three factor authentication to get in would be another, but then we've got examples outside of that in the online gaming space where it's important for people to lock down their digital identity, as well as ensure that assets that they're buying within the game are still safe.

Jon Wilk:

And the last example I'd like to give would be online gambling, where imagine a scenario where if you wanted to make a bet over $1,000, you needed the three-factor authentication solution to do it. And Alexandra, in many of these cases, we envisioned this solution as a white labeled solution, where it will have the brand name, similar to the cards behind me, that is of our partner at the end of the day, and they can build it into their ecosystem.

Alexandra Lane:

And I have a follow-up question on that. Who is the direct, I guess, consumer of the Arculus card, or who is distributing the Arculus card. Can consumers obtain them themselves to have this as the three-factor security key, or do they come from, I suppose, a system that they're buying into?

Jon Wilk:

So today, consumers could buy an Arculus card at getarculus.com, where we're selling direct to consumers in the market, and you'll soon see it in other channels as well. But we actually think the bigger opportunity for us is in the B2B market, where we can white label the solution and they can get it directly through, perhaps, one of the exchanges that they do business with or one of the fintechs that they do business with, where it will carry their brand. So direct to consumer, they could get it today at getarculus.com, and over time, we think you'll see more and more of these B2B partnerships.

Alexandra Lane:

Yeah. It seems like there's really unlimited potential for anywhere there is a so-called transaction of sorts. Adam, could you show us a demo of how Arculus works?

Adam Lowe:

Sure.

Alexandra Lane:

Maybe just kind of... I think he's getting his screen up on our screen.

Adam Lowe:

There we go.

Alexandra Lane:

Perfect. No, yeah, just walk us through the system of what you're going through.

Adam Lowe:

Okay, so this is Arculus. So as you saw there, this uses three FA and you saw that first factor of authentication. So it uses my face ID, scans, and now I'm in. So here, for anyone that's used a digital banking system, this should look pretty familiar. So here you can see all the currencies this wallet holds. This is live on the main net. This is real crypto. So here is an example. Let's say a user wanted to drill down into one of their currencies. They could scroll down, and let's say they wanted to look at a XRP, tap XRP. So from here, a user can see how much they're holding. You could hit receive. There's my public address. If anyone wanted to send me XRP, I could hit share, send this out via Slack, text, whatever your favorite medium of communication is. If I want to send, I can hit send, scan a QR code, cut, and paste.

Adam Lowe:

Another convenient feature is let's say I want to grab a previous transaction and hit repeat transaction. Let's say I wanted to send, I don't know, $10 worth of XRP. Hit done. So next, you'll see the next two factors of authentication. It can go quick, so I'll talk to it. One is six-digit pin and then, finally, it'll prompt me to tap my Arculus card, which holds my private keys, and we'll sign a block. So we'll hit send, pop in a pin. So tap my Arculus card and just like that, the block is signed. So for other people that have used other hardware devices, here, if I had just gone straight through and not talked to it seconds, you'd still be starting up other devices or be taking many, many minutes to do a transaction. Also, within the device and within the platform here, we could hit swap. And all within this, users could go fee out to crypto and buy with US dollars or crypto to crypto and flip, say, Ethereum to Bitcoin. So it's a very convenient platform, very easy to use, and very secure using our three FA technology.

Alexandra Lane:

Yeah. It really does seem very user friendly, and I like the minimalist design and everything like that. So, yeah, thank you so much for taking us through that.

Adam Lowe:

Thank you.

Alexandra Lane:

I guess I want to get back to this notion of hardware being a superior form of authentication. What would you say to using almost a third factor of authentication in a software tool like Google authenticate? How would you argue to, I guess, critics that say, "Oh, just slap on another kind of software authenticator"?

Adam Lowe:

Sure. I think there's two really important points to make this. The first is consumer friction and how much they're willing to tolerate. So if you think about an authenticator that's off platform but software, right, you have to tab out, go to that, memorize six digits, tab back in, memorize it correctly, and pray it doesn't time out. That's not a good user experience. And a lot of consumers just won't do that, versus I'm already in app, I tap, I'm done. So we think that's a better experience.

Adam Lowe:

Second, having the hardware token offline and with you brings about significant security advantages. If all of the locks on your door, so to speak, are in the phone and there's a problem with your phone, then there's a problem with your entire system. Here we spread them out on purpose, right? You have a completely offline passive card that stores your keys. You have a pin in your head that only you know, and then your biometric through the well-designed system on the phone. So here we have depth of security through well-designed devices, and we think that's vastly superior than just software-only solutions.

Alexandra Lane:

Yeah, it sure seems a lot superior to... I have a digital wallet myself, and in setting it up, I was instructed to literally physically write down a set of 10 keywords that I would call upon should I lose my password. And it really seemed kind of an archaic mechanism to authenticate. So I think this is really fascinating how this technology, within the card, is enabling this kind of security. So I suppose let's jump into some of the valuation metrics now. Jon, if you could take us through some of the essential metrics for our audience to know.

Jon Wilk:

Sure. So if you look at our core business, it will do 265 million in revenue, 120 million in EBITDA this year, projected to do 138 million next year. So at a valuation of 1.2 billion, you're talking about 10 times on a trailing 12-month basis or 9 times on a forward basis, 9 times EBITDA on the core business. And for that, in our mind, you get a call option on our investments in Arculus and the crypto and digital asset ecosystem. So if you look at companies in that space, particularly companies that have gone through SPAC transactions, you're talking about 15, 20, 50 times revenue, not EBITDA but revenue, many times on unproven business models. With CompoSecure, you've got the existing business, highly profitable, throwing off cash at a reasonable valuation in my view, relative to other companies that will be growing 15% a year with 40-plus percent EBITDA margins. Plus, you get the upside. If we get the right side of this page correct in terms of our impact in the crypto space, we think it offers the opportunity for outsized returns for investors, which I think are unusual in the equity markets today in terms of SPACs that have both of these characteristics in one place.

Alexandra Lane:

And would it be accurate to say that this industry comprises this terminology, namely the digital asset ecosystem?

Jon Wilk:

Yeah. So I'm sorry, Alex, I'll let you finish.

Alexandra Lane:

No, go ahead. Yeah. Yeah.

Jon Wilk:

So, for us, right, that encompasses crypto, it encompasses NFTs, but it also encompasses things like the gaming world. And, Adam, do you want to spend a moment just talking about the gaming world and possible applications in that space?

Adam Lowe:

Sure. So I think there's several direct applications in the gaming space. So the first is you're seeing a lot of crypto-native games come out, right? Axie infinity is an example, where they're natively on places like the Ethereum blockchain. So Arculus can absolutely secure the tokens and NFTs associated with that. Second, you'll see a lot of traditional gaming platforms starting to move their digital assets, like skins or tokens or whatever asset, in their game onto the blockchain so that it's more open loop and no more easily accessible. We can help secure that. And, finally, we can secure the fundamental login for the platforms themselves. You know, a lot of people have a lot of social capital, economic capital into these gaming platforms. If your core account that holds all of your games, and honestly, a lot of your friends get hacked, that's a major problem. So we think we can help secure at all those levels I just described.

Jon Wilk:

And that, for us, is how we think about the broader digital asset ecosystem, not just the crypto or NFT world.

Alexandra Lane:

Yeah. It's really interesting to almost think about and speculate on the future potential of this ecosystem. So in terms of this ecosystem as an industry, could you maybe just speak a little bit more to the valuation that you've put on the Arculus card and what it means for the industry?

Jon Wilk:

Yeah, Alexandra, as I said earlier, depending on how you look at this, you can look at three to four times revenue of our current business, 9 to 10 times EBITDA. We think we haven't embedded into our valuation the Arculus opportunity. If we did, we think this valuation would be significantly higher and more like some of the other assets that you're seeing out there in this backspace. So we've taken an approach to enable investors to get in on a long-term story of this business and where we think we can take it over time and we think, again, our ability to deliver outsized returns.

Alexandra Lane:

This might be a simple question, and I think I might know the answer to it, but I just wanted to make sure. What happens if your Arculus card is stolen? Is there any inherent security risk there?

Adam Lowe:

Sure. So if your Arculus card is stolen, the nice thing is because it's secured by your biometric and because it's secured by your pin, nothing can happen to that card. So I could literally hand you my phone and my Arculus card and tell you to have fun and my funds would be secure. So it's not a problem if it gets stolen.

Alexandra Lane:

And by biometric, you mean like a facial recognition software?

Adam Lowe:

Facial recognition, fingerprint, whatever the native system is on the mobile device.

Alexandra Lane:

Okay. So it's essentially DOA if it's in anyone's hands other than yourself?

Adam Lowe:

Yep, by design.

Alexandra Lane:

Cool. Let's bring in, if his connection is secure, Dr. Basile, Don. We've had Jon and Adam talk about the unlimited market potential for the Arculus card. Do you have any additional commentary that you'd like to offer on that as well?

Dr. Don Basile:

Well, thank you, Alexandra. When we did the road show for the PIPE, which is led by BlackRock and Hybridge for CompoSecure, we gave industry data 50 to 70 million digital wallets, growing over a five-year timeframe to over 200 million. We've seen just in the last seven months since then, we've already exceeded over 200 million digital wallets in the space. So the space is moving much faster. Additionally, beginning of the year, NFTs were just beginning to be on people's minds. Over the last just couple months, leading a portion into the Art Basel show, which was a few weeks ago in Miami, you're seeing now a mass explosion. Billions and billions of dollars of entities are being bought on a quarterly basis, and you're seeing a movement by major brands, by artists, into the space, so just increases the opportunity for Arculus to go ahead and secure all those valuable assets are being built and grown up.

Alexandra Lane:

Yeah. And how valuable was it to the SPAC to have so many decades of experience in the tech space, and how did that influence your decision to forge this partnership?

Dr. Don Basile:

So we've been very fortunate over the last several decades to help grow fundamental companies in security, in storage, and finance across the platforms. My partners, the Doll family, founded DCM VC, one of the major funds in Silicon Valley. So when we saw this tech opportunity within the company, what Adam had invented, this is very easy to use, a tech capability. It reminded us of other seminal platforms that could become the standard across the entire industry. So we're already looking at hundreds of millions of people going to over the next few years, and in my personal opinion, not a coming projection, several billion people adopting the platform, and we could have the fundamental security standard that helps make them all safer. Better for them and better for the issuers. And that's really one of those opportunities to look for in tech. And then as Jon mentioned earlier, we have a tremendous valuation entry point for investors here, and we believe investors that come in today can get venture like returns on this platform.

Alexandra Lane:

And will you be staying on the Board after the transaction is completed?

Dr. Don Basile:

Yes, I'll remain on the board and we've already brought double digit folks in from our network into sales, business development, engineering to help build and scale this company's new opportunities.

Alexandra Lane:

That's great. Can you just speak a little bit more in general about the outlook of cryptocurrencies and NFTs?

Dr. Don Basile:

I mentioned earlier, and for those of you who download the deck from the website, you'll see the asset class growing from what was one half trillion to three quarters of a trillion last year, to multi-trillion already this year and projected to be in the 5 to 10 trillion range. Additionally, you'll see the growth of NFTs really into the, probably the leading edge of individuals being pulled into cryptocurrency space. That is, most NFTs are bought with cryptocurrencies. And so as you go ahead and get that collectable from your favorite musical artist, or from your favorite sports person, or favorite celebrity, all of which are jumping to the space right now, you'll go ahead and adopt cryptocurrency to be able to buy those things efficiently.

Dr. Don Basile:

But you're at a great risk if you do that. You're at great risk and you could lose those from any hack of your own, or any password or log-in hack from the site, just doesn't secure it. So if you really wanted to secure those things, you need a technology like Arculus that gives you the security of three factor authentication. And this is where we see with that growth happening really in a nonlinear growth phase, probably one of the greatest wealth creations in human history. And Arculus is one of the key technologies we believe that can secure it.

Alexandra Lane:

Yeah, it's fascinating. Before I bring on my colleague, Jarrett, again, to facilitate questions from the audience, and again, we would encourage the audience to submit your questions and hopefully we will be able to answer them, is there anything you would, or can we talk about the transaction dates yet?

Jon Wilk:

Sure. So we are set with a shareholder meeting date of December 23rd. The redemption date is December 21st and we would expect to close the transaction and start trading on December 27th or 28th.

Alexandra Lane:

Fantastic. So coming right up, we've got some great questions that have come in so far and I'm going to throw it back to Jarrett.

Jarrett Banks:

Thanks, Alexandra. And yes, we've got a lot of questions here. Do keep them coming. Let's start out, let's see, can you tell us about the partnership with Gemini? Does that entail something similar to Arculus?

Jon Wilk:

So for Gemini today, we produce a metal payment card that is part of their crypto rewards offering that they publicly announced they've got a huge waiting list for customers for that product. Beyond and outside of the Gemini partnership specifically, we intend to bring together payments plus cold storage into one card. It's not here today. It's not part of what we're delivering to Gemini today, but that is on the horizon for us in the very near term, to be able to deliver that to the market. Because we think it just adds that much more utility to consumers who want to carry a familiar form factor in the wallet.

Jarrett Banks:

Great. We've got another question here about Arculus. How many cryptocurrencies does Arculus handle and how many can it handle in the future?

Adam Lowe:

Sure. So Arculus today holds some of the largest currencies by market cap. So it holds Bitcoin, Bitcoin cash, Ethereum, XRP, and a whole variety of ERC 20 tokens, which are tokens in the Ethereum ecosystem. There's no technical limitations for that and we absolutely plan on growing that currency list here in the near future. So stay tuned to our social media and you'll come to see that list grow.

Jarrett Banks:

Fantastic. And Jon, we've got a question here for you. Who are your key competitors and how do you differentiate yourself?

Jon Wilk:

Sure. So one of the key competitors in the space is a company called Ledger. They make probably the leading cold storage device in the market today. Estimate overall, that we're able to find in the public domain, would say, we think about 5 million units have been sold to date within cold storage and we think Ledger has sold perhaps 40% or more of those units. Ledger did a funding round in the last four months at about a $1.6 billion valuation market intelligence would suggest, we think that was in the 8 to 10 times revenue range, but unclear on that point. And when we compare our product to Ledger, a couple things to note. One is, with Ledger, they're using Bluetooth to connect a USB stick like device to your phone and we think the evidence would show that Bluetooth has been shown to be hackable.

Jon Wilk:

And second, with Arculus, the card doesn't have a battery. It's a passive device. It doesn't require a charge and therefore, the threat of attack, in our view, is far, far lower. Combine that with the third point that with the demo that Adam showed, we think Arculus is significantly easier to use and we've got the manufacturing capability to scale and grow this business profitably, leveraging the same strengths we do in our core business. We do that in a plant that is in the US. We manufacture in the US in a plant that is audited by Visa, MasterCard, AmEx each year to payment card industry security standards, which we think are very robust.

Jarrett Banks:

Okay. So you're supporting domestic jobs. We like to hear that.

Jon Wilk:

We are.

Jarrett Banks:

Okay. Moving on to the next one. This might be for Adam. Can I use my Arculus for NFTs right now?

Adam Lowe:

Sure. So Arculus, most NFTs, not all, but most, are minted on the Ethereum blockchain. So if you were to send your NFT to the Ethereum address in your Arculus wallet, it will absolutely be stored there. To be clear, there's no viewer, so you're not going to be able to see your NFT asset in terms of the picture, but it will be resident at that address. We do absolutely on the roadmap, have a viewer gallery on the roadmap planned for Arculus so that you can store it safely there as well as view the graphic or media associated with the NFT.

Jarrett Banks:

Here's an interesting one, still on Arculus, is Arculus being used to secure medical records? Have you thought of that?

Jon Wilk:

It is not today, but certainly could be. And one of the additional verticals that we've talked about is healthcare, as an example, where we're hearing interest from places where consumers want to secure their medical records and providers want to actually verify who they're delivering services to. So yes, we do think it's an application for Arculus.

Jarrett Banks:

Fantastic. Somebody noticed a utility, Florida Power and Light, there's a partnership there and wants to know more about that.

Jon Wilk:

I'm not sure about that one.

Jarrett Banks:

Okay.

Jon Wilk:

Jarrett, sorry.

Jarrett Banks:

All right. Let's move on. Will I ever be able to pay for goods in person by tapping or swiping my Arculus card?

Jon Wilk:

Yes. I think as I discussed earlier, we will integrate a payment card plus crypto cold storage in the near future that would enable you to pay at point of sale, as well as lock down your crypto using cold storage.

Jarrett Banks:

Great. Somebody else is asking, how do we buy US dollars? How do we buy with US dollars? Can we link banks to buy US dollars, I think is what they're asking.

Adam Lowe:

Sure you absolutely can purchase crypto with Arculus with US dollars. So you'll go to that swap tab that I briefly showed, enter in the amount you'd like, hit purchase, and then you're able to purchase there with your bank via debit or credit. So you don't even have to go through the hassle of linking your bank account. You could use the debit cards associated with your bank account and purchase crypto right there.

Jarrett Banks:

Okay. I mean, we've got a lot of excitement about Arculus, so this is great. Let's see here. Somebody says, what happens if Arculus is lost and then can you flesh out the CapEx spend on Arculus and how investors might see that in 2022 and beyond?

Jon Wilk:

Adam, you want to take the first part?

Adam Lowe:

Sure. So with Arculus, if you lose your Arculus card, your crypto is safe. So as part of the wallet generation, you're given a series of words in plain English so you can get a new Arculus card, enter in those words and be back in business. The process is actually very quick and a lot of exchanges have commented on how elegant the implementation is in the Arculus solution.

Jon Wilk:

And that's pretty standard across the crypto industry right now. There is a standard recovery process that many wallets are using. Alexandra, it may not be one you love as a consumer, but it is the way to ensure that only you have the keys to your crypto. So you're storing that analog list in a safe or safety deposit box and that does become what's called your recovery seed. Addressing the second part of the question, from a CapEx standpoint, we think this business, generally speaking for a manufacturing business, is somewhat CapEx light. So think of roughly 8 to 10 to 12 million a year in CapEx with a business throwing off more than 120 million in EBITDA this year. We think that encompasses the

CapEx that we need to support the existing business plus the Arculus business over the next 5 years. We believe we've got the facilities to handle the manufacturing capacity as we evolve over time to meet those needs.

Jarrett Banks:

Right and then just to follow up to that, how large could the Arculus business be and will it be larger than the core of a metal cards business?

Jon Wilk:

So if you look at the projections that Jarrett put up earlier in terms of how we broke out the business, yes, we absolutely believe it could be bigger than our existing business. So the existing business, we project to grow about 15% a year to about 400 to 500 million over the next 5 years. The new business, the Arculus opportunity, we think are even bigger in terms of total addressable market and opportunity. We think that can be a billion dollar business itself over the next 5 years. So we're very excited about the opportunities that are in front of us and we've also got a team that has shown our ability to execute and grow. That's what we've done in our existing business. We've driven organic growth over the last 5 years that we think has been exceptional and we can do the same in the Arculus space.

Jarrett Banks:

Great. I think Alexandra has one.

Alexandra Lane:

Yeah. Let's see. Joe is asking a couple questions about Bilt rewards. I'm actually not completely sure what Bilt, but he asked for those savings with Bilt rewards, can they hold Bitcoin or other cryptos and yeah, go ahead.

Jon Wilk:

So not today. So we launched a card with a FinTech called Bilt and Bilt's focus is on the renter market and helping those people that don't have credit or a credit score today, build that credit score over time through rental payments. And we were very excited to partner with Bilt on this exciting product that launched into the market. Today, think of that as just a traditional payment card linked to the rental market, and not connected today to the crypto space. But we are very excited about the opportunity and the partnership.

Alexandra Lane:

Okay, great.

Jarrett Banks:

Okay, moving on. How many units did your largest competitors, Trezor and Ledger, sell last year and what is your market share percentage goal in the next 12 months?

Jon Wilk:

What we've said in the market is we think five million units have been sold, not over the last 12 months, but really over the last few years, and we think Ledger has sold at least 40% of those units. So you can start to back into your math there that we think they've sold a couple million units. Trezor, fewer than that, but certainly part of how you get to five million units of cold storage.

Jon Wilk:

If you look at the projections that we've put out there, next year we've projected 300,000 units in the Arculus space. We think that is sub 10% market share, where we think Ledger probably will sell 40% of the units into the market next year.

Jarrett Banks:

Fantastic. Okay, leaving the core business out of the equation for now, what are the revenue channels on the Arculus business? Is it mainly hardware, SaaS, fees? What is it?

Jon Wilk:

On the Arculus side, we've got a profitable hardware sale. Unlike some businesses that will lose money on hardware and make it up in other places, we have a very profitable hardware sale certainly on a gross margin basis. Combine that, in the consumer offering, we have the ability to earn some transaction fees from the fiat to crypto and crypto to crypto transfers. And then, as we think about the B2B partnership activities, there are opportunities for the profitable hardware sale. As well, for those that want white label wallets or other functionality, we've got the opportunity for per user per month fees for ongoing revenue as well.

Jarrett Banks:

Okay, great.

Alexandra Lane:

Okay, we've got one about adding to the question I was asking about a card being stolen. How can an owner obtain another one, I'm assuming, Arculus card, and how difficult is that process? Another question I think seemingly related about the backup features if one loses a password or the card.

Adam Lowe:

Sure. Getting another card's easy. You just go to getarculus.com and order another one. And then, as we spoke to you restarting up your crypto with those 12 words that we provide, it's very easy. You just type them in, ready to rock. It's literally a two-minute process and we guide the user through it. So it's a very easy process if a card were lost.

Alexandra Lane:

Great.

Jarrett Banks:

We've got a question here. What will the trading symbol be for CompoSecure? And I'll just add that if you own shares of DBDR, it will automatically convert into the new ticker. What is the ticker?

Jon Wilk:

The ticker is CMPO. We'll trade on Nasdaq.

Jarrett Banks:

CMPO. Okay. Let's keep moving here. How many cold storage units do your competitors sell, and how do you compare yourself there?

Jon Wilk:

Jarrett, back to the same point I made earlier, we think it's five million cumulative, not isolated by year. We think Ledger certainly is the market leader with Trezor and others that follow.

Jarrett Banks:

Fantastic. And here's one, why did you choose a SPAC? This business looks mature enough to have gone as a regular IPO.

Jon Wilk:

One of the reasons we chose a SPAC route was that with the SPAC process, you get the opportunity to tell the story not just about where you've been, but where you're going in your business. And particularly for a story as interesting as the CompoSecure and Arculus story, we thought it was important to be able to tell the forward story of where we think we can go with Arculus.

Jon Wilk:

The second is with the SPAC process, we got to essentially pick our partner. And with the Roman DBDR team, we think we've got a high value add partner that is able to help us in things like scaling up sales and engineering, in addition to just an extraordinary network in the crypto and blockchain space. So we don't look at this as a blank check company. We look at this as a high value add partnership. Those are the two biggest reasons that we chose the SPAC path, instead of a traditional IPO.

Jarrett Banks:

Okay, good answer. Is there potential for M&A, or do you want to keep it organic?

Jon Wilk:

I would suggest to you that organic growth will drive the day for this company, as it has for the past five to 10 years. Separate from that though, if there are opportunities for fill in acquisitions that have discreet capabilities, it is certainly something we would look at.

Jarrett Banks:

Okay. And here's another one, how do you think the rollout of merchant wallets by PayPal or Square will impact CompoSecure?

Jon Wilk:

We think it offers opportunity. We will white label this solution for any of the B2B partners out there, including folks like Square or PayPal or others that want to get into the crypto space and add an additional layer of security.

Jarrett Banks:

Great. Is there a monthly fee to have an Arculus card or account?

Jon Wilk:

There is not. For a consumer, it's that upfront $99 to purchase the card at getarculus.com. There's no ongoing monthly fee. If you're sending and receiving, if you're sending crypto there are network fees for sending crypto that are common to whichever wallet you'd be dealing with, but that is just part of the ecosystem.

Jarrett Banks:

Okay. Is it okay to send money to sports gambling websites from Arculus, and are there any regulatory issues here?

Jon Wilk:

Adam, you want to take that one?

Adam Lowe:

Sure. Obviously, we're not going to give specific regulatory guidance to any individual scenario or individual, but I would say that you would have to certainly look at your local guidance relative to that. Arculus is designed to send from any blockchain wallet to any blockchain wallet. We're fully compatible with Bitcoin, Ethereum, et cetera. So I would say if the other end has a Bitcoin address, we can send Bitcoin from Arculus to there, and it's up to you to decide whether your local jurisdiction says that's okay or not.

Jarrett Banks:

Okay. Do you have any residual cash flow or earnings on Arculus after the initial sale of Arculus?

Jon Wilk:

We've got the ability on the consumer side to earn additional transactional revenue from fiat to crypto or crypto to crypto transfers. On the B2B side, we do have the ability to earn per user per month or per user per year, if folks wanted to white label beyond the card itself.

Jarrett Banks:

Got it. Here's another one, if I store an NFT, can I use Arculus to sign a transaction to sell on OpenSea?

Adam Lowe:

You will early next year. We're planning on integrating a functionality called Wallet Connect, which will enable you to essentially sign into platforms like OpenSea and other platforms in the DeFi space. So I'd say not quite yet, but stay tuned very soon.

Jarrett Banks:

And just explain to everyone what the DeFi space means.

Adam Lowe:

Sure. A lot of people refer to DeFi as is web 3.0. That essentially means blockchain enabled web. There's a lot of platforms out there that are either NFT platforms or decentralized exchanges that you can essentially connect to with a wallet for crypto, and then interact with that platform, whether that be an exchange or NFT platform or game or other DAP, decentralized app.

Jarrett Banks:

Great. Can you talk about the initial uptake in Arculus since the cards became available?

Jon Wilk:

Arculus just launched, essentially in October, the ability to white label it. Essentially, it was complete at the end of November. So we are just ramping up and we think you'll start to see the impact of Arculus as we move into next year. We've given ranges on revenue guidance for next year, of 20 million to 60 million in terms of what we think we can do in Arculus. And I think you'll start to see some of the impacts as we move through the early parts of next year.

Jarrett Banks:

Fantastic. We're almost out of time here, but I do want to get to a few more questions, and thank you to my guests for enduring this barrage of questions, but we're having fun here. Do you make any residual earnings by using/holding Arculus?

Jon Wilk:

Same point I would've made earlier in terms of the ability for us when you have fiat to crypto or crypto to crypto transfers, there's the potential for some additional ongoing transactional revenue from that.

Jarrett Banks:

Okay. Is Arculus available overseas, and if not, when will it be?

Adam Lowe:

Arculus is only currently available in the United States. We're currently evaluating all the jurisdictions internationally for expansion. You can imagine there's a lot of different rules on a per country basis, and we want to make sure we get it right.

Jarrett Banks:

Okay. We're almost out of time here. I want to remind everyone one more time just on that voting again. December 23rd, you can do that at that website there. We'll include a link to that as well in our replay of this event about an hour afterwards. I want to thank my guests, Jon, Adam, and of course, Alexandra, and my co-host behind the scenes, John Jannarone. Thank you to the viewers, and I guess Jon Wilk we’ll leave you with the last word before we go.

Jon Wilk:

Jarrett, Alexandra, thank you very much. We appreciate the interest, love the questions actually for us. Adam and I love getting into this kind of back and forth with folks who have interest in this. As I said at the outset, we think this is a unique opportunity with an extraordinary existing business that has a total addressable market that's massive and still growing, combined with an even bigger opportunity for us in the crypto and digital asset ecosystem to attack markets that are even bigger and offer greater potential for us over time. We've priced it in such a way that we think it affords a great opportunity for investors to get exposure to this asset class in a way that is just far more reasonable than we think people are generally seeing out there in the market today. We're looking for investors that want to get in and hold the stock and grow with us over time. Appreciate the time today.

Jarrett Banks:

Thanks very much. And of course, I want to thank Dr. Don Basile as well. Don't want to forget him. Thanks, everyone, and we'll see you next time.

Adam Lowe:

Thank you.

Jon Wilk:

Thank you.

About CompoSecure

Founded in 2000, CompoSecure is a pioneer and category leader in premium payment cards and an emergent provider of cryptocurrency and digital asset storage and security solutions. The company focuses on serving the affluent customers of payment card issuers worldwide using proprietary production methods that meet the highest standards of quality and security. The company offers secure, innovative, and durable proprietary products that implement leading-edge engineering capabilities and security. CompoSecure’s mission is to increase clients’ brand equity in the marketplace by offering products and solutions which differentiate the brands they represent, thus elevating cardholder experience. For more information, please visit www.composecure.com. ArculusTM was created with the mission to promote cryptocurrency adoption by making it safe, simple and secure for the average person to buy, swap and store cryptocurrency. With a strong background in security hardware and financial payments, the ArculusTM solution was developed to allow people to use a familiar payment card form factor to manage their cryptocurrency. For more information, please visit www.GetArculus.com.

About Roman DBDR Tech Acquisition Corp.

Roman DBDR is a special purpose acquisition company whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination with one or more businesses or entities. The company is led by its Co-Chief Executive Officers, Dr. Donald G. Basile and Dixon Doll, Jr. The Company’s experienced board of directors includes former NVCA Chairman and longtime venture capitalist Dixon Doll, Global Net Lease (NYSE: GNL) CEO James L. Nelson, former fund manager Paul Misir, investment banker and investor Arun Abraham, and entrepreneur Alan Clingman. For more information, please visit www.romandbdr.com Roman DBDR raised $236 million in its initial public offering (inclusive of underwriter’s exercise of over-allotment option) in November 2020 and is listed on Nasdaq under the symbol “DBDR”.

Forward-Looking Statements

Certain statements included in this Press Release that are not historical facts are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to statements regarding Roman DBDR’s or CompoSecure’s expectations, hopes, beliefs, intentions or strategies regarding the future, including, without limitation, statements regarding: (i) the ability of Roman DBDR and CompoSecure to complete the proposed merger described in the Press Release, (ii) the size, demand and growth potential of the markets for CompoSecure’s products and CompoSecure’s ability to serve those markets, (iii) the degree of market acceptance and adoption of CompoSecure’s products, (iv) CompoSecure’s ability to develop innovative products and compete with other companies engaged in the financial services and technology industry and (v) CompoSecure’s ability to attract and retain clients. In addition, any statements that refer to projections, forecasts, or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics and projections of market opportunity. These statements are based on various assumptions, whether or not identified in this Press Release, and on the current expectations of CompoSecure’s and Roman DBDR’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, a prediction or a definitive statement of fact or probability. Neither Roman DBDR nor CompoSecure gives any assurance that either Roman DBDR or CompoSecure will achieve its expectations. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of CompoSecure and Roman DBDR. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond Roman DBDR’s and CompoSecure’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These factors include, among others: the inability to complete the proposed merger; the inability to recognize the anticipated benefits of the proposed merger, including due to the failure to receive required security holder approvals, or the failure of other closing conditions; and costs related to the proposed merger. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of the definitive proxy statement on Schedule 14A (the “Proxy Statement”) relating to the proposed merger filed by Roman DBDR with the U.S. Securities and Exchange Commission (the “SEC”) and other documents filed by Roman DBDR from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that none of Roman DBDR or CompoSecure presently know or that Roman DBDR or CompoSecure currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect Roman DBDR’s and CompoSecure’s expectations, plans or forecasts of future events and views as of the date of this Press Release. Roman DBDR and CompoSecure anticipate that subsequent events and developments will cause Roman DBDR’s and CompoSecure’s assessments to change. However, while Roman DBDR and CompoSecure may elect to update these forward-looking statements at some point in the future, Roman DBDR and CompoSecure specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing Roman DBDR’s and CompoSecure’s assessments as of any date subsequent to the date of this Press Release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Additional Information about the Proposed Merger and Where to Find It

In connection with the proposed merger, Roman DBDR has filed a definitive proxy statement with the SEC. The definitive proxy statement will be mailed to stockholders of Roman DBDR seeking approval of the proposed merger. Before making any voting decision, investors and security holders of Roman DBDR are urged to read the proxy statement and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction. The documents relating to the proposed merger (when they are available) can be obtained free of charge from the SEC’s website at www.sec.gov. These documents (when they are available) can also be obtained free of charge by contacting CompoSecure at: Marc P. Griffin, ICR for CompoSecure, 646-277-1290, CompoSecure-IR@icrinc.com.

Participants in the Solicitation

This communication is not a solicitation of a proxy from any security holder of Roman DBDR. CompoSecure, Roman DBDR and our respective directors, executive officers, other members of management and employees may be deemed to be participants in the solicitation of proxies from Roman DBDR’s stockholders in connection with the proposed merger. Information regarding the names and interests in the proposed merger of Roman DBDR’s directors and officers is contained Roman DBDR’s filings with the SEC. Additional information regarding the interests of potential participants in the solicitation process has also been included in the definitive proxy statement relating to the proposed merger and other relevant documents filed with the SEC. These documents can be obtained free of charge from the sources indicated above.

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